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                                  Exhibit 16.1


                          [Arthur Andersen Letterhead]



January 16, 1997

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 in the attached Amendment No. 1 to Form 8-K dated December 10, 1996 of Headstrong Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP

Arthur Andersen LLP


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